SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On May 29, 2003, Jeffrey Noddle, Chairman of the Board and Chief Executive Officer, and Pamela K. Knous, Executive Vice President and Chief Financial Officer, spoke at the SUPERVALU INC. Annual Meeting of Stockholders held in Minneapolis, Minnesota. A copy of their presentation is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   May 30, 2003

SUPERVALU INC.

By:	/s/ Pamela K. Knous
Pamela K. Knous
Executive Vice President, Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Presentation of Jeffrey Noddle and Pamela Knous at the SUPERVALU INC. Annual Meeting of Shareholders held May 29, 2003.

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